Exhibit 10.1

AMENDMENT NO. 2 TO LOAN AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AGREEMENT dated as of April 25, 2025, by and between Clearfield, Inc., a Minnesota corporation (“Borrower”) and Bremer Bank, National Association, a national banking association ("Bank").

RECITALS:

WHEREAS, the Borrower and the Bank are parties to that certain Loan Agreement dated April 27, 2022, as amended by that certain Amendment No. 1 to Loan Agreement dated August 5, 2024 ("Loan Agreement");

WHEREAS, the Borrower has requested an extension of existing credit from the Bank; and

WHEREAS, the Bank is willing to agree to Borrower’s requests on the condition that the Loan Agreement be amended as provided herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the Loan Agreement is hereby amended as follows:

1.       Definitions.

(a) All capitalized terms used herein shall have the meaning ascribed to them in the Loan Agreement unless otherwise specifically defined herein.

(b) The following definition contained in Section 1 of the Loan Agreement is hereby amended and restated to provide as follows:

“1.1 Note. The Borrower’s Amended and Restated Revolving Credit Promissory Note dated April 25, 2025 in the amount of $40,000,000.00 payable to the Bank in the form of Exhibit A attached to Amendment No. 2 to Loan Agreement ("Note").”

(c) The following new Subsection is hereby added to Section 1 of the Loan Agreement to provide as follows:

“1.13 Certificate of Authority. A Certificate of Authority of the Borrower in form provided by the Bank to be executed in connection with Amendment No. 2 to Loan Agreement.”

“1.14 Amendment No. 2 to Loan Agreement. That certain Amendment No. 2 to Loan Agreement dated April 25, 2025 executed by the Borrower and the Bank (“Amendment No. 2 to Loan Agreement”).”

2.       Amendments.

(a)       Section 2.2 of the Loan Agreement is hereby amended and restated to provide as follows:

“2.2 Borrowing Procedure. The Bank will, at the Borrower’s request, make advances against the Note or issue any Letter(s) of Credit, on any banking business day upon telephonic notice from (i) any officer of the Borrower; or (ii) any person designated as the Borrower’s agent by any officer of the Borrower in a writing delivered to the Bank; or (iii) any person whom Bank reasonably believes to be an officer of the Borrower or such designated agent, of a request for advance to the Bank. Subject to all the other terms and conditions hereof, the Bank will promptly make the advance against the Note and deposit the proceeds in the Borrower’s account maintained at the Bank.”

(b)       Section 2.5 of the Loan Agreement is hereby amended and restated to provide as follows:

“2.5 Maturity. All unpaid principal and all interest accrued on the Note shall be due and payable in full on April 25, 2026 (“Maturity Date”).”

3.       Confirmation of Security Agreement. The Borrower confirms that the obligations of the Borrower to the Bank hereunder and pursuant to the Note constitute “Obligations” within the meaning of that certain Security Agreement issued by the Borrower in favor of the Bank dated April 27, 2022 and the Security Agreement is hereby modified accordingly. The Borrower further confirms that upon an occurrence of an "Event of Default" hereunder or under the Note, it shall constitute an Event of Default under the Security Agreement and will entitle the Bank to exercise all of its rights and remedies under the Security Agreement and applicable law.

4.       Reimbursement of Costs and Expenses. The Borrower shall promptly reimburse Bank for any and all reasonable expenses, fees and disbursements, including attorneys' fees, incurred in connection with the preparation and performance of this Amendment No. 2 to Loan Agreement and the instruments and documents related thereto, and all expenses of collection of any loans made or to be made hereunder, including reasonable attorneys' fees.

5.       Effective Date. The amendment provided for herein shall be effective as of the date hereof, except as specifically provided for herein.

6.       No Defaults. After giving effect to this Amendment No. 2 to Loan Agreement, the Borrower hereby represents and warrants to the Bank that no Default or Event of Default has occurred or is continuing under the Loan Agreement, as amended hereby, and no event has occurred which with the passage of time or giving of notice would mature into a Default or an Event of Default.

2

7.       References. All references in the Note and all other Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment No. 2 to Loan Agreement.

8.       Representations and Warranties. The Borrower hereby restates and reaffirms to the Bank all the representations and warranties contained in the Loan Agreement the same as if made on the date hereof and fully set forth herein. Borrower further confirms, acknowledges and agrees that it has waived for the benefit of the Bank and its successors and assigns, all defenses, offsets, counterclaims and causes of action of every kind and character it may have had, may now have or may have in the future with respect to its obligations to pay and perform under the Note, the Loan Agreement and the Loan Documents or the transactions evidenced or secured thereby.

9.       No Other Amendments. Except as specifically amended herein, all of the terms, covenants and conditions of the Loan Agreement remain in full force and effect.

10.     Recitals. The above recitals are true and correct as of the date hereof and constitute a part of this Agreement.

11.     Counterparts. This Amendment No. 2 to Loan Agreement may be signed in any number of counterparts, including electronic and facsimile counterpart signatures, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(signature page to follow)

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Loan Agreement as of the date and year first written above.

Clearfield, Inc.

By /s/ Daniel R. Herzog

       Daniel R. Herzog

       Its Chief Financial Officer

Bremer Bank, National Association

By /s/ Laura J. Helmueller

       Laura J. Helmueller

       Its Senior Vice President

4

EXHIBIT A

AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE

As evidence of its obligations to Bremer Bank, National Association, a national banking association under the certain Revolving Credit Promissory Note dated April 27, 2022 in the original principal amount of $40,000,000.00, the undersigned delivers this Amended and Restated Revolving Credit Promissory Note (“Note”) in substitution for, but not in payment of such note.

$40,000,000.00	Eagan, Minnesota
Due:April 25, 2026	April 25, 2025

FOR VALUE RECEIVED, the undersigned, Clearfield, Inc., a Minnesota corporation (“Borrower”), promises to pay to the order of Bremer Bank, National Association, a national banking association (the "Bank"), at its offices in Eagan, Minnesota, the sum of FORTY MILLION AND NO/100THS DOLLARS ($40,000,000.00), or such lesser sum as may actually be owing under borrowings made pursuant to that certain Loan Agreement dated April 27, 2022 between the undersigned and the Bank, as amended by that certain Amendment No. 1 to Loan Agreement dated August 5, 2024 and as further amended by that certain Amendment No. 2 to Loan Agreement dated of even date herewith ("Loan Agreement").

BUSINESS DAY. For the purposes hereof, a “Business Day” is a day that the New York Federal Reserve is open for business. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be effective the next succeeding business day, provided, however, payments scheduled to be made automatically from a Bank deposit account on the date the payment is due will be applied in reduction of the Note balance effective as of the scheduled payment date.

INTEREST CALCULATION PERIOD. Initially, the “Interest Calculation Period” shall mean the period commencing on April 25, 2025 and continuing up to but shall not include May 1, 2025. Thereafter, each Interest Calculation Period shall commence on the first (1st) day of each month and shall continue up to, but shall not include, the first (1st) day of the immediately following month.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the CME one- month term SOFR published by CME Group Benchmarks Administration Limited (or a successive administrator designated by the relevant authority) for the date that is two U.S. Government Securities Business Days prior to the Reset Date (the “index”). The index is not necessarily the lowest rate charged by the Bank on its loans. The Bank will provide Borrower the current index upon Borrower’s request. The interest rate change will not occur more often than each month.

5

AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE

Page Two

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Rate Change Effective Date. Each change in interest rate shall be effective as of each scheduled payment date (the “Reset Date”).

Borrower understands that the Bank may make loans based on other rates as well. The index currently is 4.32% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 1.85 percentage points over the index (the “Margin”), resulting in an initial rate of 6.17% per annum based on a year of 360 days. Notwithstanding anything herein to the contrary, if the Bank determines in good faith (which determination shall be conclusive, absent manifest error) that; (A) adequate and fair means do not exist for ascertaining CME one-month term SOFR: (B) CME one-month term SOFR does not accurately reflect the cost to the Bank of the Loan; or (C) a Regulatory Change (as hereinafter defined) shall, in the reasonable determination of the Bank, make it unlawful or commercially unreasonable for the Bank to use CME one-month term SOFR as the index for purposes of determining the interest rate, then: (i) CME one-month term SOFR shall be replaced with an alternative or successor rate or index chosen by the Bank in its reasonable discretion; and (ii) the Margin may also be adjusted by the Bank in its reasonable discretion, giving due consideration to market convention for determining rates of interest on comparable loans. “Regulatory Change” shall mean a change in any applicable law, treaty, rule, regulation or guideline, or the interpretation or administration thereof, by the administrator of the relevant benchmark or its regulatory supervisor, any governmental authority, central bank or other fiscal, monetary, or other authority having jurisdiction over the Bank or its lending office. Such an amendment to the terms of this Note will become effective and bind borrower 10 business days after the Bank gives written notice to Borrower without any action or consent of the borrower. NOTICE: Under no circumstances will the interest rate on this Note be less than 1.80% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on an actual/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days in the Interest Calculation Period. All interest payable under this Note is computed using this method.

6

AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE

Page Three

From and after the date hereof this Note shall be payable as follows:

(a) Interest only shall be due and payable on the first (1st) day of each month commencing May 1, 2025 and continuing on the first (1st) day of each month thereafter; and

(b) All unpaid principal and interest accrued thereon shall be due and payable in full on April 25, 2026.

All payments under this Note shall be applied initially against accrued interest and thereafter in reduction of principal.

If a payment is ten (10) days or more late, the undersigned will be charged 5.000% of the unpaid portion of the regularly scheduled payment. The undersigned shall pay this late charge fee on demand, however, collection of the late charge fee shall not be deemed a waiver of the Bank’s right to declare an Event of Default, as defined in the Loan Agreement, and exercise its rights and remedies as provided in the Loan Agreement.

Upon the occurrence and during the continuance of an Event of Default, including failure to pay upon final maturity, the interest rate on this Term Note shall be increased by adding an additional 3.50 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

This Note may be prepaid at any time without premium or penalty.

This Note is issued in connection with the Loan Agreement and is secured by that certain Security Agreement executed by the undersigned dated April 27, 2022 in favor of the Bank (collectively, the "Loan Documents"). The holder hereof shall have all the advantages of the Loan Documents. The Loan Documents are incorporated herein by reference as if fully set forth herein and reference to the Loan Agreement is hereby made for a statement of the terms and conditions under which the indebtedness evidenced hereby was incurred, under which borrowings hereunder may be limited and under which the amounts outstanding hereunder may be accelerated.

7

AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE

Page Four

So long as no Event of Default (as defined in the Loan Agreement) and no event which would be an Event of Default on the giving of notice, lapse of time or both, has occurred and is continuing and subject to compliance with all the terms and conditions of this Note and the Loan Agreement, the undersigned may borrow, repay and reborrow regardless of the accumulative amount of advances hereunder up to the " Maximum Available Borrowings" specified in the Loan Agreement.

Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived. In the Event of Default, as set forth above, the undersigned agrees to pay costs of collection and reasonable attorneys' fees.

The undersigned hereby submits itself to the jurisdiction of the courts of the State of Minnesota and the Federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note, waives any argument that venue in such forums is not convenient and agrees that any action instituted by it shall be venued in such forums.

Clearfield, Inc.

By_____________________________

Daniel R. Herzog

Its Chief Financial Officer/Secretary

8